EXHIBIT INDEX


1.A.(1)(d)     Resolution of Board of Directors of IDS Life Insurance Company
               establishing 27 subaccounts dated May 21, 2002.

1.A.(3)(c)(1)  Schedule of Sales Commissions - American Express Single Premium
               Variable Life.

1.A.(5)(a)     Form of Single Premium Variable Life Insurance Policy (AXP SPVL).

1.A.(8.21)     Copy of Participation Agreement by and among IDS Life
               Insurance  Company, American Express Financial Advisors Inc.,
               Alliance Capital Management L.P. and Alliance Fund
               Distributors, Inc. dated May 1, 2000.

1.A.(10) Form of Application for the Single Premium Variable Life Insurance Policy (AXP SPVL).

1.A.(11) IDS Life Insurance Company's Description of Transfer and Redemption Procedures and Method of Conversion to Fixed Benefit Policies.

2.             Opinion of counsel.

6. Actuarial opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President - Insurance Product Development.

7. Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President - Insurance Product Development.

8.             Written consent of Ernst & Young LLP .

9.             Power  of  Attorney  dated  April  9,  2002.